Exhibit 99.1

RING ENERGY ANNOUNCES MANAGEMENT TEAM CHANGES

The Woodlands, TX – June 24, 2024 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today announced management team changes, including the pending departure of two senior executives.

Mr. Stephen D. Brooks, Ring’s Executive Vice President of Land, Legal, Human Resources and Marketing, has elected to retire from his position effective July 1, 2024. The Company has an active search underway seeking to attract a new executive team member to lead the Company’s legal and human resources related initiatives. Land and Marketing will continue under existing management.

Separately, Mr. Marinos Baghdati, Executive Vice President of Operations, has elected to leave the Company on July 17, 2024, to pursue other personal interests where he plans to take some time away from a corporate role. The Company is promoting Mr. Shawn Young from the role of Production Engineering Manager to Vice President of Operations, where he will have primary oversight for Mr. Baghdati’s roles and responsibilities. Mr. Young joined Ring in 2022 and is a petroleum engineer with over 33 years of energy industry experience, including with both large and small public and private companies.

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “Although we are going to miss Steve and Marinos, we appreciate their leadership and dedication since joining us in 2020, wish them all the best in their future endeavors, and look forward to our continued friendship. Both Steve and Marinos were instrumental to our growth, profitability, and establishing a culture committed to the pursuit of excellence. They did an excellent job of developing their respective organizations at the Company, including attracting and retaining personnel to ensure our continued success. This includes Shawn Young, who has proven to be an invaluable team member that we welcome to the Ring executive management team. Shawn and I have worked together for a large part of our careers. On the legal front, I am happy to report that we have had encouraging discussions to date with several talented professionals and expect to make a formal announcement in the coming weeks. Both of these roles are key to the execution of our long-term strategy.”

Prior to joining Ring in 2022, Mr. Young most recently served as Vice President – East Texas & Rockies Business Unit Lead for Legacy Reserves Inc./Revenir Energy (“Legacy”) and joined Legacy as Engineering Manager in 2013. Prior to Legacy, Mr. Young served in operations engineering and operations management roles for Legado Resources, an Encap backed private equity company, since 2008. From 2005 to 2008, Mr. Young was with Henry Petroleum, a Permian Basin based private company, where he worked in both engineering and operations management roles. Prior to that, Mr. Young spent 15 years with Anadarko Petroleum Corporation (“Anadarko”) where he worked in various engineering and engineering/operations management roles throughout Anadarko’s U.S. onshore assets. Mr. Young received a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines in 1990.

About Ring Energy, Inc.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about Ring’s executive team, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; Ring’s ability to replace oil and natural gas reserves; and the Company’s ability to attract and retain competent employees. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
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